Exhibit 99.1

NEWS RELEASE

Investor Contact:	Media Contact:
James R. Lance	Cara Tocci
Vice President, Corporate Finance and Investor Relations	Vice President, Corporate Communications
Foot Locker, Inc.	Foot Locker, Inc.
jlance@footlocker.com	cara.tocci@footlocker.com
(212) 720-4600	(914) 582-0304

Foot Locker, Inc. Enhances Positioning in North America with Acquisition of WSS

Diversifies Store Footprint and Product Mix with High-Growth Brand Serving Complementary Customer Base in Rapidly Growing LatinX Community

Expected to Be Accretive to EPS in Fiscal Year 2021

NEW YORK, August 2, 2021 – Foot Locker, Inc. (NYSE: FL) (“Foot Locker” or the “Company”), the New York-based specialty athletic retailer, today announced it has entered into a definitive agreement to acquire Eurostar, Inc. (“WSS”), a U.S.-based athletic footwear and apparel retailer, which primarily operates on the West Coast, for $750 million. The transaction will be funded with the Company’s available cash.

WSS is an athletic-inspired retailer focused on the large and rapidly growing Hispanic consumer demographic, operating a fleet of 93 off-mall stores in key markets across California, Texas, Arizona, and Nevada. WSS’s community-driven business benefits from deep relationships with customers – with approximately 80% of its sales coming from customers who are members of its loyalty program. Through this transaction, Foot Locker will benefit from WSS’s differentiated market position and complementary customer base and real estate portfolio. WSS’s assortment of classic styles will further diversify Foot Locker’s product mix, enabling the Company to serve a broader range of consumer needs across price points. WSS generated approximately $425 million in revenue in its fiscal year 2020 and a three-year revenue CAGR of approximately 15%. The acquisition is expected to be accretive to Foot Locker’s earnings per share in fiscal year 2021.

Richard A. Johnson, Chairman and Chief Executive Officer of Foot Locker, Inc. said, “WSS has built a successful, high-growth business by pioneering the neighborhood-based store model, built on community engagement and a full-family offering. This acquisition enhances our product mix and provides access to a customer base and store footprint that are both differentiated from and complementary to our current portfolio. We are thrilled to welcome WSS’s customers into the Foot Locker family, as well as join forces with their talented team. Looking ahead, we see significant opportunities to expand this business, including by accelerating WSS’s store growth into new geographies in North America.”

Eric Alon, Founder and Executive Chairman of WSS, said, “Since WSS’s inception 37 years ago, we have focused on meeting the needs of underserved communities while elevating our neighborhoods, one step at a time. Through our WSS Cares! initiative and the support of Foot Locker, our mission to positively impact the communities we serve will continue. We are extremely proud to be a part of Foot Locker as they share our commitment to community.”

Rick Mina, Chief Executive Officer of WSS, said, “Our team is excited about being a part of the Foot Locker family. The talents, resources, and rich history of a leading athletic specialty footwear and apparel retailer will make WSS a better and stronger business. This is a historic day for the future of WSS.”

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001

Mr. Johnson continued, “Adding to this transaction with WSS which more strongly positions our portfolio in North America, we also announced an acquisition today that will enable us to accelerate our expansion in the Asia-Pacific region. We remain focused on our strategy of profitably driving growth by addressing key white spaces in our industry. With our ongoing investments in the business, we are confident in our ability to continue creating value for our shareholders, consumers, vendor partners, and other stakeholders.”

Additional Transaction Information

WSS will maintain its name, operating as a new banner in Foot Locker’s portfolio.

The transaction is expected to close late in the third quarter of 2021, subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of customary closing conditions.

Additional details about the acquisition are contained in a presentation available on the Investor Relations page of the Company’s website.

Evercore is serving as financial advisor to Foot Locker, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as its legal advisor. RW Baird is serving as financial advisor to WSS, and Manatt, Phelps and Phillips, LLP is serving as its legal advisor.

Conference Call

The Company is hosting a live conference call at 8:00 a.m. ET today, Monday, August 2, 2021, to discuss these transactions. This conference call may be accessed live by calling toll free 1-877-876-9173 or international toll 1-785-424-1667 and reference the conference ID FL080221. You may also access the webcast via the Investor Relations section of the Foot Locker, Inc. website at https://www.footlocker-inc.com. Webcast viewers can register and log in to the presentation 15 minutes in advance of start time. A replay of the call will also be available via webcast from the same Investor Relations section of the Foot Locker, Inc. website at https://www.footlocker-inc.com.

About Foot Locker, Inc.

Foot Locker, Inc. leads the celebration of sneaker and youth culture around the globe through a portfolio of brands including Foot Locker, Kids Foot Locker, Champs Sports, Eastbay, Footaction, and Sidestep. With approximately 3,000 retail stores in 27 countries across North America, Europe, Asia, Australia, and New Zealand as well as websites and mobile apps, the Company's purpose is to inspire and empower youth culture around the world, by fueling a shared passion for self-expression and creating unrivaled experiences at the heart of the global sneaker community. Foot Locker, Inc. has its corporate headquarters in New York. For additional information please visit https://www.footlocker-inc.com.

About WSS

WSS is a premier footwear and apparel retailer in the U.S. doing business in inner-city, neighborhood-based stores. Consumers trust WSS for the best brands and largest selection of athletic, dress, fashion, work, and casual footwear for the entire family. WSS’s large store format enables it to showcase thousands of styles from top name brands, which include Nike, Jordan, adidas, Vans, Converse, Puma, Reebok, Fila, and Timberland, among others. In addition, WSS carries high quality private brands augmenting the breadth of selection to deliver amazing value to its customers. Founded in Southern California in 1984 by entrepreneur Eric Alon, WSS has grown to 93 stores primarily on the West Coast.

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company's business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company's filings with the U.S. Securities and Exchange Commission.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. The forward-looking statements contained in this press release are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the Company's Annual Report on Form 10-K for the year ended January 30, 2021 filed on March 25, 2021. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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Foot Locker, Inc. 330 West 34th Street, New York, NY 10001